Exhibit 99.1

The McGraw-Hill Companies, CME Group Announce the Launch of S&P Dow Jones Indices

New Company has the Scale & Capital to Increase Product Innovation across All Asset Classes, Fueling Greater Liquidity in the Global Markets; Alexander Matturri Named Chief Executive Officer

New York and Chicago, July 2, 2012 – The McGraw-Hill Companies (NYSE: MHP), one of the world's foremost financial information companies, and CME Group (NASDAQ: CME), the world’s leading and most diverse derivatives marketplace, announced today the launch of S&P Dow Jones Indices – the world’s largest provider of financial market indices. S&P Dow Jones Indices calculates over 830,000 indices, publishes benchmarks that provide the basis for 575 ETFs globally with $387 billion in assets invested, and serves as the DNA for $1.5 trillion of the world’s indexed assets.

With a long track record of providing investors with innovative, index-based solutions, original research and timely data, S&P Dow Jones Indices is the pioneer and home to the iconic Dow Jones Industrial AverageSM and S&P 500®, as well as home to some of the most widely followed and trusted indices such as the S&P/Case-Shiller® Home Price Indices, S&P GSCI® and the Dow Jones-UBS Commodity Index SM. According to the Futures Industry Association, 3 of the top 5 Equity Index Futures and Options contracts traded and/or cleared between January and April 2012 were based on S&P Dow Jones Indices benchmarks.

Combining S&P Indices’ leading position in equity, commodity, real-estate, and strategy indices with Dow Jones Indexes’ recognized strengths in equity, commodity, emerging market, target date, and dividend indices provides an opportunity to offer a complete and growing index family in more assets classes, for more investors throughout the world.

“S&P Dow Jones Indices represents the next generation of investing and a great partnership between the future McGraw-Hill Financial and the CME Group,” says Harold McGraw III, chairman, president and chief executive officer of McGraw-Hill. “What we have created today is an exceptional global leader that connects investors and financial professionals with the index-based investment ideas and solutions they need to make informed decisions. More assets are directly invested in products based upon our indices than any other index provider in the world, and that is the byproduct of our extraordinary leadership, adaptive platforms and distinctive product offerings.”

Terry Duffy, CME Group executive chairman and president, said, “CME Group’s diverse, globally relevant products are a key differentiator for our company, our customers and our investors.  Building on our long-term partnership with McGraw-Hill, this new JV will create new risk management index products and trading opportunities for both our institutional and retail customers around the world.  In addition, this transaction diversifies CME Group’s revenue base and creates value for our shareholders.”

Phupinder Gill, CME Group chief executive officer, said, “CME Group’s global growth strategy continues to focus on developing regionally relevant products, leading clearing solutions and world-class technology – as well as expanding our index services footprint.  The newly launched JV creates opportunities for continued innovation to meet the needs of our customers in existing and emerging markets, including through CME Group’s long-term exclusive license to use the S&P 500® for futures and options on futures products going forward.”

Alexander Matturri, executive managing director of S&P Indices, has been named chief executive officer of S&P Dow Jones Indices and Lou Eccleston, president of S&P Capital IQ, will chair the company’s seven-member Board, which will be comprised of five directors designated by McGraw-Hill and two by CME Group which include: Robert Shakotko, managing director, S&P Dow Jones Indices; Charles Teschner, executive vice president, global strategy & corporate development, McGraw-Hill; Elizabeth O’Melia, senior vice president, treasury operations, McGraw-Hill;  John Pietrowicz, senior managing director, business development and corporate finance, CME Group; and Scot Warren, senior managing director, equity index products and index services, CME Group.

Under the terms of the joint venture, which was approved by the Boards of both companies, McGraw-Hill contributed its S&P Indices business and the CME Group /Dow Jones joint venture contributed the Dow Jones Indexes business to create S&P Dow Jones Indices. Actual 2011 revenue for S&P Dow Jones Indices was $421 million.

McGraw-Hill owns 73 percent of S&P Dow Jones Indices, CME Group owns 24.4 percent through its affiliates, and Dow Jones & Company, Inc. indirectly owns 2.6 percent. The new company will be part of the new McGraw-Hill Financial Company, following the separation of The McGraw-Hill Companies into two public companies.

As part of the new joint venture, S&P Dow Jones Indices has entered into a new license agreement whereby CME Group will pay S&P Dow Jones Indices a share of the profits of CME Group's equity index product complex, which includes CME Group revenue from the listing, trading and clearing of equity index-based futures, swaps and options on futures and swaps.  In addition, the new license agreement expands the products covered under the license to include swaps and extends the duration of CME Group's existing exclusive rights to the E-mini and other S&P-indexed futures.

“Through our independent and objective viewpoints and expanding relationships with our partners and clients, S&P Dow Jones Indices will play a crucial role in the continuous development and growth of the world’s financial markets,” says Alexander Matturri, chief executive officer of S&P Dow Jones Indices. “The ideas and solutions that we generate will foster liquidity and confidence in the capital markets and serve as a catalyst for the investment community, enhancing our clients’ ability to make better and clearer decisions for the long-term benefit of their constituents and the market at large.”

As previously announced, the transaction is immediately accretive to McGraw-Hill’s earnings, and S&P Dow Jones Indices will drive profit growth by:

•             Increasing revenue through international and asset-class expansion, new product development, enhanced market data offerings and increased cross-selling opportunities

•             Achieving cost savings and accelerating time to market by leveraging technology, data procurement, other back office functions and McGraw-Hill Financial’s infrastructure

•             Reducing capital requirements and generating free cash flow for parent companies.

Forward-looking Statements

Statements in this news release that are not historical facts are forward- looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, which can be obtained at its Web site at http://www.sec.gov . We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

It is not possible to invest directly in an index. S&P Dow Jones Indices LLC, Dow Jones, and their respective affiliates, parents, subsidiaries, directors, officers, shareholders, employees and agents (collectively “S&P Dow Jones Indices”) does not sponsor, endorse, sell, or promote any investment fund or other vehicle that is offered by third parties and that seeks to provide an investment return based on the returns of any S&P Dow Jones Indices index. This document does not constitute an offer of services in jurisdictions where S&P Dow Jones Indices or its affiliates do not have the necessary licenses. S&P Dow Jones Indices receives compensation in connection with licensing its indices to third parties.

STANDARD & POOR’S and S&P are registered trademarks of Standard & Poor’s Financial Services LLC.  “Dow Jones” is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).

About The McGraw-Hill Companies

McGraw-Hill announced on September 12, 2011, its intention to separate into two public companies: McGraw-Hill Financial, a leading provider of content and analytics to global financial markets, and McGraw-Hill Education, a leading education company focused on digital learning and education services worldwide. McGraw-Hill Financial's leading brands include Standard & Poor's Ratings Services, S&P Capital IQ, S&P Indices, Platts energy information services and J.D. Power and Associates. With sales of $6.2 billion in 2011, the Corporation has approximately 23,000 employees across more than 280 offices in 40 countries. Additional information is available at http://www.mcgraw-hill.com/.

About S&P Dow Jones Indices

S&P Dow Jones Indices LLC, a subsidiary of The McGraw-Hill Companies is the world’s largest, global resource for index-based concepts, data and research. Home to iconic financial market indicators, such as the S&P 500® and the Dow Jones Industrial AverageSM, S&P Dow Jones Indices LLC has over 115 years of experience constructing innovative and transparent solutions that fulfill the needs of institutional and retail investors. More assets are invested in products based upon our indices than any other provider in the world. With over 830,000 indices covering a wide range of assets classes across the globe, S&P Dow Jones Indices LLC defines the way investors measure and trade the markets. To learn more about our company, please visit www.spdji.com.

About CME Group

As the world’s leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) is where the world comes to manage risk.  CME Group exchanges offer the widest range of global benchmark products across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, weather and real estate.  CME Group brings buyers and sellers together through its CME Globex® electronic trading platform and its trading facilities in New York and Chicago.  CME Group also operates CME Clearing, one of the world’s leading central counterparty clearing providers, which offers clearing and settlement services for exchange-traded contracts, as well as for over-the-counter derivatives transactions through CME ClearPort®.  These products and services ensure that businesses everywhere can substantially mitigate counterparty credit risk in both listed and over-the-counter derivatives markets.

Investors Relations Contacts:

McGraw-Hill

Chip Merritt

Vice President, Investor Relations

(212) 512-4321 (office)

chip_merritt@mcgraw-hill.com

CME Group

John Peschier

Managing Director, Investor Relations

(312) 930-8491

john.peschier@cmegroup.com

News Media Contacts:

McGraw-Hill

Patti Röckenwagner

Senior Vice President, Corporate Communications

(212) 512-3533

patti_rockenwagner@mcgraw-hill.com

S&P Dow Jones Indices

David Guarino

Director, Communications

(212) 438-1471

dave_guarino@standardandpoors.com

CME Group

Laurie Bischel

Executive Director, Corporate Marketing & Communications

(312) 648-8698

laurie.bischel@cmegroup.com

McGRAW-HILL

McGRAW-HILL FINANCIAL